UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2016, the stockholders of Freeport-McMoRan Inc. (the Company) approved the 2016 Stock Incentive Plan (the Plan) at the Company’s 2016 annual meeting of stockholders (the Annual Meeting). The purpose of the Plan is to provide the Company with the ability to continue to attract, retain and motivate its employees, directors and consultants through the issuance of equity awards and cash-based performance awards.

The compensation committee of the Company’s board of directors (or a subcommittee thereof) generally administers the Plan and has the authority to make awards under the Plan and to set the terms of the awards. The compensation committee also generally has the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan. Subject to certain limitations specified in the Plan, the compensation committee may delegate its authority to appropriate officers of the Company with respect to grants to employees or consultants who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended.

The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, cash-based performance awards and, for employees only, incentive stock options under Section 422 of the Internal Revenue Code. The maximum number of shares of our common stock with respect to which awards may be granted under the Plan is 72,000,000. The Plan utilizes a fungible pool design, and the aggregate number of shares available for issuance under the Plan will be reduced by 2.07 shares for each share delivered in settlement of any full value award and by one share for each share delivered in settlement of any stock option or stock appreciation right. No participant may be granted in any single year stock options or stock appreciation rights related to more than 3,750,000 shares. Further, with respect to awards intending to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, awards related to no more than 2,000,000 shares may be granted to a participant in a single year in the form of restricted stock, restricted stock units or other stock-based awards and the maximum value of a performance award denominated in cash that may be granted to a participated in a single year is $5 million.

With respect to non-management directors, an annual limit of $750,000 per calendar year applies to the sum of all cash, equity-based awards and other compensation granted to a non-management director for services as a member of the board, although the maximum number of shares subject to equity-based awards that may be granted during a single fiscal year may not exceed $500,000 of such annual limit.

The Plan may be amended or discontinued at any time by the board of directors of the Company, subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment or discontinuance may materially impair an award previously granted without the consent of the recipient. Unless discontinued sooner, no awards will be made under the Plan after June 8, 2026.

For further information regarding the Plan, see the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2016. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation effective June 8, 2016

As discussed in Item 5.07 below, on June 8, 2016, at the Annual Meeting, the Company’s stockholders approved an amendment to section (a) of Article FOURTH of the Company’s Amended and Restated Certificate of Incorporation (the Certificate of Incorporation) to increase the number of authorized shares of common stock of the Company from 1,800,000,000 to 3,000,000,000 shares. The authorized preferred stock remains 50,000,000 shares. This increased the aggregate number of shares of all classes of stock that the company may issue to 3,050,000,000 shares.

At the Annual Meeting, the Company’s stockholders also approved an amendment to section (b)(2)(B) of Article FOURTH of the Certificate of Incorporation to clarify that any director may be removed with or without cause, by a vote of the holders of common stock and the holders of voting preferred stock, voting together.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Certificate of Incorporation of the Company, which was filed with the Secretary of State of the State of Delaware on June 8, 2016, and is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Amended and Restated By-Laws effective June 8, 2016

As discussed in Item 5.07 below, on June 8, 2016, at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated By-Laws (the By-Laws) to implement stockholder proxy access. In connection with the approval, effective June 8, 2016, the By-Laws were amended to add Article IV, Section 12, to implement proxy access by eligible stockholders, and other provisions were amended to make related ministerial, clarifying and conforming changes. New Article IV, Section 12 of the By-Laws provides that in connection with an annual meeting of stockholders, a stockholder, or a group of up to twenty stockholders, owning three percent or more shares of common stock of the Company continuously for the three prior years to nominate and include in the Company’s proxy materials stockholder nominees for election to the board of directors of the Company constituting the greater of two stockholder nominees or twenty percent of the total number of directors in office, rounded down to the nearest whole number, subject to compliance with the requirements set forth in the By-Laws. For further information, see the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2016.

In addition, effective June 8, 2016, the board of directors of the Company amended and restated the By-Laws primarily to eliminate the Office of the Chairman structure in connection with the restructuring of the board of directors of the Company, to modify certain other provisions to more closely align the By-Laws with the requirements of the Delaware General Corporation Law and current market practices, and to make other ministerial, clarifying and conforming changes, as described below:

•	Remove the Office of the Chairman management structure and clarify that the Chairman may be with or without executive responsibilities (Articles IX and X);

•	Remove the officer positions of Executive Vice Chairmen of the Board, and Chief Executive Officer of the Oil and Gas Business (Former Articles XII and XIV);

•	Clarify the duties and powers of Chairman of the Board (Article X) and of the Chief Executive Officer (Article XI);

•	Remove director meeting attendance fees (Article VII);

•
Enhance advance notice provisions to (1) clarify that stockholders who follow the procedures for including stockholder proposals in the Company’s proxy statement under Rule 14a-8 have satisfied the advance notice requirements, (2) elicit additional information from stockholder proponents, including information about derivative positions, and (3) permit stockholders to provide advance notice of nominations to be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (Article IV, Sections 10 and 11);

•	Remove the address of registered office as such is not required by the Delaware General Corporation Law (Article I);

•	Clarify quorum requirements and voting standards (Article IV, Section 3);

•
Permit certain actions by electronic transmission in accordance with changes to the Delaware General Corporation Law (Article IV, Section 4; Article V, Section 3; Article VIII, Section 4; and Article XXIV);

•	Add the Chief Executive Officer as an officer entitled to call a special meeting of stockholders (in addition to Chairman, any Vice Chairman and President) (Article IV, Section 7)

•	Add the proxy access by-law provision discussed above approved by stockholders at the Annual Meeting (Article IV, Section 12);

•	Address the treatment of abstentions and broker non-votes consistent with New York Stock Exchange Rule 452 (Article IV, Section 15);

•
Permit directors to resign upon the occurrence of a future event, and streamline the director and officer resignation provisions to provide for notice to the “corporation” (instead of a list of board members or officers) by delivery of notice to the Secretary (Article V, Section 3);

•	Conform the list of officers that may be appointed by the board of directors to the list in Article XIII of the By-Laws (Article IX);

•	Remove the Chief Executive Officer as an officer permitted to sign stock certificates, which now conflicts with the Delaware General Corporation Law (Article XVIII);

•	Remove Advisory Director provision (Former Article IX);

•
Add a provision requiring stockholders initiating action by written consent to ask the board of directors to set a record date, which would (1) make a stockholder-initiated consent solicitation proceed in a more orderly and efficient manner, and (2) provide the Company with additional time to determine how to respond to the consent solicitation (Article XX, Section 3); and

•
Clarify the indemnification provisions to track the language in Article EIGHTH of the Company’s Amended and Restated Certificate of Incorporation and clarify that the indemnification and expense advancement rights vest upon commencement of service (Article XXVI).

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated By-Laws, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 8, 2016 in Wilmington, Delaware. At the Annual Meeting, the Company’s stockholders (1) elected each of the eight director nominees listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year, (3) approved, on an advisory basis, the compensation of the Company’s named executive officers, (4) approved an amendment to the Company’s amended and restated by-laws to implement stockholder proxy access, (5) approved an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock, (6) approved an amendment to the Company’s amended and restated certificate of incorporation to clarify that any director may be removed with or without cause, (7) approved the adoption of the Company’s 2016 Stock Incentive Plan, and (8) did not approve a stockholder proposal requesting a report on the company’s enhanced oil recovery operations.

Of the 1,252,026,029 shares of the Company’s common stock outstanding as of the record date, 1,036,735,029 shares were represented at the Annual Meeting. The Company’s independent inspector of elections reported the vote of stockholders as follows:

Proposal 1:    Election of eight director nominees.

Name	Votes For	Votes Withheld	Broker Non-Votes

Richard C. Adkerson	653,355,048	81,179,178	302,200,803
Gerald J. Ford	625,789,888	108,744,338	302,200,803
Lydia H. Kennard	724,592,551	9,941,675	302,200,803
Andrew Langham	651,180,760	83,353,466	302,200,803
Jon C. Madonna	648,834,963	85,699,263	302,200,803
Courtney Mather	727,846,178	6,688,048	302,200,803
Dustan E. McCoy	651,932,709	82,601,517	302,200,803
Frances Fragos Townsend	652,975,985	81,558,241	302,200,803

Proposal 2:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

Votes For	Votes Against	Abstentions

1,025,325,232	8,913,275	2,496,522

Proposal 3:	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

436,706,152	295,183,566	2,644,508	302,200,803

Proposal 4:	Approval of an amendment to the Company’s amended and restated by-laws to implement stockholder proxy access.

Votes For	Votes Against	Abstentions	Broker Non-Votes

719,620,609	13,175,692	1,737,925	302,200,803

Proposal 5:	Approval of an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock.

Votes For	Votes Against	Abstentions

931,184,970	100,432,790	5,117,269

Proposal 6:	Approval of an amendment to the Company’s amended and restated certificate of incorporation to clarify that any director may be removed with or without cause.

Votes For	Votes Against	Abstentions

1,007,743,941	18,251,775	10,739,313

Proposal 7:    Approval of the adoption of the Company’s 2016 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

706,537,208	25,625,807	2,371,211	302,200,803

Proposal 8:	Stockholder proposal requesting a report on the company’s enhanced oil recovery operations.

Votes For	Votes Against	Abstentions	Broker Non-Votes

134,201,098	477,276,922	123,056,206	302,200,803

9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By: /s/ Kathleen L. Quirk
----------------------------------------
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer
& Treasurer (authorized signatory and
Principal Financial Officer)

Date: June 9, 2016

Freeport-McMoRan Inc.
Exhibit Index

Exhibit
Number

3.1	Amended and Restated Certificate of Incorporation of Freeport-McMoRan Inc., effective as of June 8, 2016.
3.2	Amended and Restated By-Laws of Freeport-McMoRan Inc., effective as of June 8, 2016.
10.1	Freeport-McMoRan Inc. 2016 Stock Incentive Plan.